UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

Ingersoll Rand Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800-A Beaty Street
Davidson, North Carolina 28036

(Address of principal executive offices, including zip code)

(704) 655-4000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 1, 2021 (the “Closing Date”), Ingersoll Rand Inc., a Delaware corporation (“IR”), and Club Car, LLC, a Delaware limited liability company (“Club Car”), completed the previously announced sale (the “Transaction”) of IR’s Specialty Vehicle Technologies segment (“SVT segment”) to MajorDrive Holdings IV, LLC, a Delaware limited liability company (the “Purchaser”) owned by affiliated funds managed by Platinum Equity Advisors, LLC, pursuant to that certain Stock Purchase Agreement, dated as of April 9, 2021, by and among IR, Club Car and the Purchaser (the “Purchase Agreement”).

On June 1, 2021, IR issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 8.01	OTHER EVENTS.

On the Closing Date, IR and Club Car completed the previously announced Transaction.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Ingersoll Rand Inc. dated June 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Name:	Andrew Schiesl
Title:	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary